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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-36246 and 333-47720) of SINA CORPORATION of our report dated January 24, 2003 relating to the financial statements which is included in the Company's December 31, 2002 Transition Report on Form 10-K.






PricewaterhouseCoopers


Beijing, China
March 28, 2003